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                                                                    EXHIBIT 10.5

                  AMENDMENT TO HUTCHINSON TECHNOLOGY INCORPORATED
                            DIRECTORS' RETIREMENT PLAN,
                        ADOPTED BY THE BOARD OF DIRECTORS OF
                       HUTCHINSON TECHNOLOGY INCORPORATED ON
                                 NOVEMBER 19, 1997


          RESOLVED, that the Hutchinson Technology Incorporated Directors' Retirement Plan (the "RETIREMENT PLAN") be amended by deleting Section 2 of the Retirement Plan in its entirety and inserting in lieu thereof the following:

               "2. RETIREMENT. No Non-Employee Director shall be a nominee for election to the Board to serve a term that begins after the Non-Employee Director reaches age 70."

     The Retirement Plan shall remain in full force and effect without amendment or modification in any respect except as set forth above.